Exhibit 23.1

CONSENT OF GORDON, HUGHES & BANKS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 of Hs3 Technologies, Inc. and to the inclusion therein of our report dated September 18, 2006, with respect to the financial statements of Hs3 Technologies, Inc. as of June 30, 2006, and for the year then ended.

Gordon, Hughes & Banks, LLP

Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
October 16, 2007